Exhibit 99.1
Unaudited pro forma condensed combined financial information
Introduction
The following unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X as amended by the final rule, Release No. 33-10786 “Amendments to Financial Disclosures about Acquired and Disposed Businesses.” The unaudited pro forma condensed combined financial information is provided to assist in the analysis of the financial aspects of Avient Corporation (“Avient” or, the “Company”) following the APM Acquisition, the Debt Financing, the Distribution Sale and the Debt Repayment (collectively, “the Transactions”), each as defined and as described below:
•APM Acquisition and Debt Financing: On September 1, 2022, the Company completed the acquisition of the DSM Protective Materials business, including the Dyneema® brand (the “APM Acquisition”). The acquired business is referred to as Avient Protective Materials or APM. Total consideration paid by the Company to complete the APM Acquisition was $1.4 billion, net of cash acquired.

In connection with the APM Acquisition, Avient i) amended its a senior secured term loan credit facility pursuant to which it issued a term loan with an aggregate principal amount equal to $575.0 million (the “Senior Secured Term Loan due 2029”), ii) issued senior notes with an aggregate principal amount of $725.0 million (“Senior Notes due 2030”) and iii) entered into a commitment letter for a senior unsecured bridge loan with an aggregate available principal amount of $900.0 million (the “Bridge Facility”) that was ultimately unused (collectively, the “Debt Financing”).

The unaudited pro forma condensed combined statements of operations reflect the APM Acquisition and the Debt Financing as if they had occurred on January 1, 2021.

•Distribution Sale: On August 11, 2022, Avient entered into a definitive asset purchase agreement (the “Sale Agreement”) with an affiliate of H.I.G. Capital (the “Purchaser”). Pursuant to the terms of the Sale Agreement, Purchaser agreed to acquire the Company’s Distribution business (the “Distribution Sale”) for $950.0 million in cash, subject to a customary working capital adjustment. The Distribution Sale was completed on November 1, 2022. The Company used the after-tax proceeds from the Distribution Sale to redeem the entire outstanding $600.0 million aggregate principal amount of its 5.25% Senior Notes due March 15, 2023 (the “Senior Notes due 2023”) and repay $150.0 million of its senior secured term loans under the senior secured term loan credit facility (the “Debt Repayment”).

The unaudited pro forma condensed combined statements of operations reflect the Distribution Sale as if it occurred on January 1, 2019 and the Debt Repayment as if it occurred on January 1, 2021.
The unaudited pro forma condensed combined financial information does not include a balance sheet because the APM Acquisition and Debt Financing are already reflected in the historical consolidated balance sheet of the Company as of September 30, 2022 included in the Company’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2022 filed on November 2, 2022, with the Distribution business presented as held for sale. The Distribution Sale and the Debt Repayment occurred on November 1, 2022 and November 2, 2022, respectively. The Company expects to recognize a gain on the Distribution sale of approximately $700.0 million, which will be classified within discontinued operations.
The unaudited pro forma condensed combined financial information should be read together with Avient’s consolidated financial statements and related notes thereto contained in:
•Avient’s Annual Report on Form 10-K for the years ended December 31, 2021, 2020, and 2019; and
•Avient’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2022.
Additionally, the unaudited pro forma condensed combined financial information should be read together with the combined carve-out financial statements of DSM Protective Materials as of and for the year ended December 31, 2021, included as Exhibit 99.1, included in Avient’s Current Report on Form 8-K filed on August 3, 2022 (the “Form 8-K”).
The unaudited pro forma condensed combined financial information is presented based on information currently available and is intended for informational purposes only. The unaudited pro forma condensed combined financial information is not intended to represent what Avient’s results of operations would have been had the Transactions occurred on the dates indicated. In addition, the unaudited pro forma condensed combined financial information is not necessarily indicative of Avient’s results of operations for any future period. The pro forma adjustments reflected herein are based on available information and assumptions that Avient’s management believes are reasonable, that reflect the impact of events directly attributable to the Transactions, are factually supportable, and are expected to have a continuing impact on the Company.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME
For the Nine Months Ended September 30, 2022
(in millions, except per share data)

			APM Acquisition and Debt Financing (Note 4)
	Avient Historical	APM Historical for the 8 months ended August 31, 2022 (Note 3)	Transaction Accounting Adjustments		Financing Adjustments		Debt Repayment (Note 5)	Total Pro Forma
Sales	$2,606.5	$256.1	$—		$—		$—	$2,862.6
Cost of sales	1,895.8	158.2	(10.6)	A	—		—	2,043.4
Gross margin	710.7	97.9	10.6		—		—	819.2
Selling and administrative expense	467.8	50.2	7.2	B, C	—		—	525.2
Operating income	242.9	47.7	3.4		—		—	294.0
Interest expense, net	(70.4)	(4.4)	4.4	E	(46.5)	G	28.5	(88.4)
Other expense	(31.3)	0.3	—		—		—	(31.0)
Income (loss) from continuing operations before income taxes	141.2	43.6	7.8		(46.5)		28.5	174.6
Income tax expense	(41.5)	(10.1)	(2.0)	F	11.6	H	(7.1)	(49.1)
Net income from continuing operations	99.7	33.5	5.8		(34.9)		21.4	125.5
Net loss from continuing operations attributable to noncontrolling interests	0.1	—	—		—		—	0.1
Net income from continuing operations attributable to Avient common shareholders	99.8	33.5	5.8		(34.9)		21.4	125.6

Earnings per share attributable to Avient common shareholders from continuing operations- Basic	$1.09							$1.38
Earnings per share attributable to Avient common shareholders from continuing operations - Diluted	$1.08							$1.37

Weighted-average shares used to compute earnings per common share from continuing operations:
Basic	91.3							91.3
Diluted	92.0							92.0

See the accompanying notes to the Unaudited Pro Forma Condensed Combined Financial Information

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME
For the Year Ended December 31, 2021
(in millions, except per share data)

					APM Acquisition and Debt Financing (Note 4)
	Avient Historical	Discontinued Operations (Note 2)	Pro Forma, after the Distribution Sale	APM Historical for the year ended December 31, 2021 (Note 3)	Transaction Accounting Adjustments		Financing Adjustments		Debt Repayment (Note 5)	Total Pro Forma
Sales	$4,818.8	$1,503.2	$3,315.6	$396.4	$—		$—		$—	$3,712.0
Cost of sales	3,719.2	1,347.5	2,371.7	253.9	53.3	A	—		—	2,679.0
Gross margin	1,099.6	155.7	943.9	142.5	(53.3)		—		—	1,033.0
Selling and administrative expense	718.4	54.3	664.1	74.8	46.2	B, C, D	—		—	785.1
Operating income	381.2	101.4	279.8	67.7	(99.5)		—		—	247.9
Interest expense, net	(75.3)	—	(75.3)	(7.6)	7.6	E	(100.0)	G	38.0	(137.3)
Other expense	(1.3)	(0.3)	(1.0)	(0.8)	—		—		—	(1.8)
Income from continuing operations before income taxes	304.6	101.1	203.5	59.3	(91.9)		(100.0)		38.0	108.8
Income tax expense	(74.0)	(25.7)	(48.3)	(9.4)	15.0	F	25.0	H	(9.5)	(27.2)
Net income from continuing operations	230.6	75.4	155.2	49.9	(76.9)		(75.0)		28.5	81.6
Net loss (income) from continuing operations attributable to noncontrolling interests	0.2	—	0.2	(0.1)	—		—		—	0.1
Net income from continuing operations attributable to Avient common shareholders	230.8	75.4	155.4	49.8	(76.9)		(75.0)		28.5	81.7

Earnings per share attributable to Avient common shareholders from continuing operations- Basic	$2.53		$1.70							$0.89
Earnings per share attributable to Avient common shareholders from continuing operations - Diluted	$2.51		$1.69							$0.89

Weighted-average shares used to compute earnings per common share from continuing operations:
Basic	91.4		91.4							91.4
Diluted	92.1		92.1							92.1

See the accompanying notes to the Unaudited Pro Forma Condensed Combined Financial Information.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME
For the Year Ended December 31, 2020
(in millions, except per share data)

	Avient Historical	Discontinued Operations (Note 2)	Total Pro Forma
Sales	$3,242.1	$1,027.5	$2,214.6
Cost of sales	2,457.8	903.6	1,554.2
Gross margin	784.3	123.9	660.4
Selling and administrative expense	595.0	46.4	548.6
Operating income	189.3	77.5	111.8
Interest expense, net	(74.6)	—	(74.6)
Other income	24.3	0.2	24.1
Income from continuing operations before income taxes	139.0	77.7	61.3
Income tax (expense) benefit	(5.2)	(18.6)	13.4
Net income from continuing operations	133.8	59.1	74.7
Net income from continuing operations attributable to noncontrolling interests	(1.8)	—	(1.8)
Net income from continuing operations attributable to Avient common shareholders	132.0	59.1	72.9

Earnings per share attributable to Avient common shareholders from continuing operations- Basic	$1.47		$0.81
Earnings per share attributable to Avient common shareholders from continuing operations - Diluted	$1.46		$0.80

Weighted-average shares used to compute earnings per common share from continuing operations:
Basic	90.1		90.1
Diluted	90.6		90.6

See the accompanying notes to the Unaudited Pro Forma Condensed Combined Financial Information.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME
For the Year Ended December 31, 2019
(in millions, except per share data)

	Avient Historical	Discontinued Operations (Note 2)	Total Pro Forma
Sales	$2,862.7	$1,120.5	$1,742.2
Cost of sales	2,205.5	988.4	1,217.1
Gross margin	657.2	132.1	525.1
Selling and administrative expense	500.4	48.6	451.8
Operating income	156.8	83.5	73.3
Interest expense, net	(59.5)	—	(59.5)
Other (expense) income, net	12.1	(0.1)	12.2
Income from continuing operations before income taxes	109.4	83.4	26.0
Income tax expense	(33.7)	(21.9)	(11.8)
Net income from continuing operations	75.7	61.5	14.2
Net income from continuing operations attributable to noncontrolling interests	(0.2)	—	(0.2)
Net income from continuing operations attributable to Avient common shareholders	75.5	61.5	14.0

Earnings per share attributable to Avient common shareholders from continuing operations- Basic	$0.98		$0.18
Earnings per share attributable to Avient common shareholders from continuing operations - Diluted	$0.97		$0.18

Weighted-average shares used to compute earnings per common share from continuing operations:
Basic	77.2		77.2
Diluted	77.7		77.7

See the accompanying notes to the Unaudited Pro Forma Condensed Combined Financial Information.

NOTES TO THE UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION
Note 1 – Basis of Presentation
The following unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X as amended by the final rule, Release No. 33-10786 “Amendments to Financial Disclosures about Acquired and Disposed Businesses.” The unaudited pro forma condensed combined information gives effect to each of the following transactions:
•The completion of the APM Acquisition by Avient for $1,476.8 million, which includes acquired cash and cash equivalents of $50.7 million.
•The incurrence of additional debt by Avient to fund the APM Acquisition and pay fees and expenses related to the APM Acquisition, including the $575.0 million Senior Secured Term Loan due 2029 and $725.0 million aggregate principal amount of the Senior Notes due 2030.
•The Distribution Sale, whereby Avient entered into a definitive asset purchase agreement on August 11, 2022 to sell its Distribution business for $950.0 million in cash, and for which the sale was consummated on November 1, 2022. The after-tax proceeds from the Distribution Sale were used to redeem the entire outstanding $600.0 million aggregate principal amount of the Senior Notes due 2023 and $150.0 million of its senior secured term loans.
The unaudited pro forma condensed combined statements of operations reflect the APM Acquisition, Debt Financing and the Debt Repayment as if they had occurred on January 1, 2021, while the Distribution Sale is reflected as if it had occurred on January 1, 2019.
The unaudited pro forma condensed combined financial information does not include a balance sheet, because the APM Acquisition and Debt Financing are already reflected in the historical consolidated balance sheet of the Company as of September 30, 2022 included in the Company’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2022 filed on November 2, 2022, with the Distribution business presented as held for sale. The Distribution Sale and the Debt Repayment occurred on November 1, 2022 and November 2, 2022, respectively. The Company expects to recognize a gain on the Distribution sale of approximately $700.0 million, which will be classified within discontinued operations.
The unaudited pro forma condensed combined financial information is presented based on information currently available and intended for informational purposes. The unaudited pro forma condensed combined financial information is not intended to represent what Avient’s results of operations would have been had the Transactions occurred on the dates indicated. In addition, the unaudited pro forma condensed combined financial information is not necessarily indicative of Avient’s results of operations for any future period. The pro forma adjustments reflected herein are based on available information and assumptions that Avient’s management believes are reasonable, that reflect the impact of events directly attributable to the Transactions are factually supportable and are expected to have a continuing impact on the Company.
Note 2 – Distribution Sale
The unaudited pro forma condensed combined statements of income for the years ended December 31, 2021, 2020 and 2019 reflect adjustments to eliminate revenues and direct expenses of the Distribution business. These adjustments include certain costs incurred by the Company that are attributable to the revenue-producing activities of the Distribution business and are not expected to continue to be incurred by the Company after date of the Distribution Sale.
An adjustment reflecting the Distribution Sale and related transaction costs is not required for the unaudited pro forma condensed combined statement of income for the nine months ended September 30, 2022, because the Company’s historical financial information included in the Company’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2022 reflects the Distribution business as discontinued operations for that period.
Note 3 – Adjustments to Historical APM Amounts
Amounts represent the historical financial information of APM prior to the APM Acquisition date and are prepared on a basis consistent with the accounting policies of Avient. Beginning September 1, 2022, the results of APM are reflected within the Avient historical results. The historical financial information of APM presented in the unaudited pro forma statements of operations reflect adjustments for any material differences between APM’s previous accounting policies and the accounting policies of Avient and are based on information available at the time of preparation.
Note 4 – APM Acquisition and Debt Financing

The unaudited pro forma condensed combined statements of operations reflect the following adjustments related to the APM Acquisition and Debt Financing:
Transaction Accounting Adjustments
(A) Represents a charge of $53.3 million to cost of sales associated with the step-up in fair value of acquired inventory, which the Company reflected in the Year Ended December 31, 2021 Unaudited Pro Forma Condensed Combined Statement of Income. The decrease of $10.6 million represents a reversal of the inventory step-up charge included in the Avient historical results for the nine months ended September 30, 2022.
(B) Represents the incremental selling and administrative expenses for the nine months ended September 30, 2022 and December 31, 2021 of $19.7 million and $32.4 million, respectively, related to added amortization expense associated with intangible assets acquired in the APM Acquisition.
(C) Represents transaction costs associated with the APM Acquisition and the Debt Financing, which are reflected entirely in the year ended December 31, 2021 in the unaudited pro forma financial information. The adjustment results in a decrease to selling and administrative expenses of $12.5 million during the nine months ended September 30, 2022 and an increase to selling and administrative expenses of $12.5 million during the year ended December 31, 2021.
(D) Reflects expenses related to retention bonuses to be paid to employees of APM for services performed in the first nine months following the close of the APM Acquisition. These expenses are reflected entirely in the year ended December 31, 2021 in the unaudited pro forma financial information, resulting in an increase in expenses of $1.3 million during the year ended December 31, 2021.
(E) Reflects the elimination of interest expense associated with APM’s historical intercompany debt balances with its former parent, which were settled upon closing of the APM Acquisition.
(F) Reflects an increase in income tax of $2.0 million during the nine months ended September 30, 2022 and a reduction in income tax of $15.0 million during the year ended December 31, 2021 related to the transaction accounting adjustments, which assumes a statutory tax rate of 9% for the fair value step-up of intangible assets and 25.8% for the remaining adjustments.
Financing Adjustments
(G) The Debt Financing results in $100.0 million of incremental interest expense during the year ended December 31, 2021 on a pro forma basis, consisting of $37.0 million of interest expense under the Senior Secured Term Loan due 2029, $53.0 million of interest expense under the Senior Notes due 2030, and a $10.0 million commitment fee paid in relation to the unused Bridge Facility.
The Debt Financing results in incremental interest expense of $46.5 million during the nine months ended September 30, 2022 on a pro forma basis, which includes $23.6 million of incremental interest expense under the Senior Secured Term Loan due 2029 and $32.9 million of incremental interest expense under the Senior Notes due 2030, in addition to a reduction of interest expense of $10.0 million related to the unused Bridge Facility commitment fee.
The unused Bridge Facility commitment fee, which Avient incurred during the nine months ended September 30, 2022 in its historical financial information, is reflected as an incremental expense during the year ended December 31, 2021 in the unaudited pro forma financial information. The Company did not borrow any funds under the Bridge Facility.
The unaudited pro forma financial information reflects an interest rate of 5.750% for the Senior Secured Term Loan due 2029 and an interest rate of 7.125% for the Senior Notes due 2030. The Senior Secured Term Loan due 2029 bears interest per annum at either (i)

Adjusted Term SOFR (as defined in the senior secured term loan credit facility) plus 3.25% or (ii) a Base Rate (as defined in the senior secured term loan credit facility) plus 2.25%.
(H) Reflects a reduction to income tax expense associated with the incremental interest expense from the financing adjustments, assuming a statutory tax rate of 25.0%.
Note 5 – The Debt Repayment
The Company used the after-tax proceeds from the Distribution Sale to redeem the entire outstanding $600.0 million aggregate principal amount of its 5.25% Senior Notes due 2023 and repay $150.0 million of its senior secured term loans. The Debt Repayment results in a reduction to interest expense, net of $28.3 million during the nine months ended September 30, 2022 and $37.8 million during the year ended December 31, 2021. The Debt Repayment adjustment assumes an effective interest rate of 5.25% for the Senior Notes due 2023, a weighted average interest rate of 2.95% for the Senior Secured Term Loan due 2026 and an interest rate of 5.750% for the Senior Secured Term Loan due 2029. A statutory tax rate of 25.0% is applied to the reduction in interest expense resulting from the Debt Repayment.